Base Salaries of Executive Officers of the Registrant	Exhibit 10.6

As of March 1, 2012, the following are the base salaries (on an annual basis) of the executive officers of Old Point Financial Corporation:

Robert F. Shuford, Sr.	$300,000
Chairman, President & Chief Executive Officer
Old Point Financial Corporation

Louis G. Morris	$275,000
Executive Vice President/OPNB
Old Point Financial Corporation

Robert F. Shuford, Jr.	$194,170
Senior Vice President/Operations
Old Point Financial Corporation

Joseph R. Witt	$191,531
Senior Vice President/Corporate Banking
Old Point Financial Corporation

Melissa L. Burroughs	$177,800
Senior Vice President/Lending & Business Development
Old Point Financial Corporation

Laurie D. Grabow	$176,001
Chief Financial Officer & Senior Vice President/Finance
Old Point Financial Corporation

Eugene M. Jordan, II	$164,832
Executive Vice President/Trust
Old Point Financial Corporation